Exhibit (a)(13)
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MINNEAPOLIS FIREFIGHTERS’ RELIEF ASSOCIATION, on behalf of itself and all other similarly situated shareholders of Terremark Worldwide, Inc.,

Plaintiff,

v.	C.A. No. 6175-VCN

GUILLERMO AMORE, FRANK BOTMAN, TIMOTHY ELWES, ANTONIO S. FERNANDEZ, MELISSA HATHAWAY, MANUEL D. MEDINA, ARTHUR L. MONEY, MARVIN S. ROSEN, RODOLFO A. RUIZ, JOSEPH R. WRIGHT, JR., VERIZON COMMUNICATIONS INC., AND VERIZON HOLDINGS INC.,

Defendants.
STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT
     This Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement” or the “Stipulation”), dated April 2, 2011, is made and entered into, through their counsel, between: (i) plaintiff Minneapolis Firefighters’ Relief Association (“Plaintiff”), on its own behalf and on behalf of the Settlement Class, as defined herein; (ii) defendants Guillermo Amore, Frank Botman, Timothy C. Elwes, Antonio S. Fernandez, Melissa Hathaway, Manuel D. Medina, Arthur L. Money, Marvin S. Rosen, Rodolfo A. Ruiz, Joseph R. Wright, Jr. (collectively, the “Individual Defendants”), and Verizon Communications Inc. and Verizon Holdings Inc. (collectively, “Verizon,” and together with the Individual Defendants, the “Defendants”); and (iii) Terremark Worldwide, Inc. (“Terremark” or the “Company,” and together with Plaintiff and Defendants, the “Parties,” and each individually, a “Party”). Subject to the terms and conditions set forth herein and the approval of the Court of Chancery of the State of Delaware (the “Court” or the “Delaware Court”), the settlement embodied in this Stipulation is intended by the Parties: (i) to be in full and final disposition of the Delaware Action; (ii) to state all of the terms of the settlement and the resolution of the Actions (as defined below); and (iii) to fully and finally compromise, resolve, dismiss, discharge and settle each and every one of the Released Claims against each and every one of the Released Persons.1
     WHEREAS:
     A. On January 27, 2011, Terremark and Verizon entered into an Agreement and Plan of Merger (the “Merger Agreement”);
     B. On February 10, 2011, pursuant to the Merger Agreement, Verizon filed with the Securities and Exchange Commission (the “SEC”) an Offer to Purchase, offering to purchase for cash all outstanding shares of the common stock of Terremark for $19 per share (as amended from time to time, the “Tender Offer”);
     C. The Merger Agreement provides, among other things, that, following completion of the Tender Offer and upon the terms and subject to the conditions set forth therein and the General Corporation Law of the State of Delaware, as amended, Verizon Holdings Inc. will merge with and into Terremark, with Terremark continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon Communications Inc. (the “Merger,” and together with the Tender Offer, the “Transactions”);

[1]	All words and terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in paragraph 1 hereof.

     D. On February 10, 2011, Terremark filed a Solicitation/Recommendation Statement Under Section 14(d)(4) of the Securities Exchange Act of 1934 in connection with the Tender Offer (as amended from time to time, the “Schedule 14D-9”);
     E. On February 7, 2011, a verified putative class action complaint was filed in the Court of Chancery of the State of Delaware, captioned Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al., C.A. No. 6175-VCN, challenging the Merger and alleging that it was the product of a breach of fiduciary duty by the Company’s Board of Directors (the “Delaware Action”);
     F. Between January 28, 2011 and February 14 2011, five separate putative class action complaints, also challenging the Merger, were filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, captioned: (i) Eileen Stackewicz v. Terremark Worldwide, Inc., et al., No. 11-03106 CA 40; (ii) Norbert Shaefer v. Terremark Worldwide, Inc., et al., Nos. 11-03274 CA 32 & 11-03279 CA 32; (iii) Michael Jiannaras v. Terremark Worldwide, Inc., et al., No. 11-03471 CA 40; (iv) Andres Trejo v. Terremark Worldwide, Inc., et al., No. 11-04668 CA 3; and (v) Clifton Adams v. Guillermo Amore, et al., No. 11-04838 CA 13 (collectively, the “Florida State Actions”);
     G. On February 2, 2011 and February 17, 2011, respectively, putative class action complaints, also challenging the Merger, were filed in the United States District Court for the Southern District of Florida, captioned: (i) Thom Hogan v. Terremark Worldwide, Inc., et al., No. 1:11-CV-20369-MGC; and (ii) Norman Abril v. Manuel Medina, et al., No. 1:11-CV20555-CMA (collectively, the “Florida Federal Actions,” and together with the Florida State Actions, the “Florida Actions”);

     H. The Plaintiff in the Delaware Action filed a motion for a preliminary injunction with respect to the Transactions and an accompanying application for expedited discovery;
     I. On February 15, 2011, Vice Chancellor Noble of the Court of Chancery of the State of Delaware set a hearing in the Delaware Action on the Plaintiff’s Motion for a Preliminary Injunction for March 2, 2011;
     J. Between February 11, 2011 and February 24, 2011, the Plaintiff in the Delaware Action and the Defendants engaged in expedited discovery, which included the production of over 100,000 pages of documents by Defendants, Plaintiff and certain third parties, and four depositions;
     K. The parties to the Florida Actions had access to the discovery taken in the Delaware Action;
     L. On February 26, 2011, Plaintiff in the Delaware Action served a verified amended complaint after the filing of the Schedule 14D-9 and discovery;
     M. On February 26, 2011, Plaintiff in the Delaware Action also filed its opening brief in support of its motion for a preliminary injunction with respect to the Transactions which argued, among other things, that the Schedule 14D-9 contained false and misleading disclosures as well as omitted material facts;
     N. After extensive arm’s-length negotiations, the Parties reached an agreement in principle to settle the Actions. On February 28, 2011, the Parties entered into and executed a Memorandum of Understanding (“MOU”) setting forth the principal terms of the Settlement;

     O. Pursuant to the MOU, on February 28, 2011: (i) Terremark made the additional disclosures set forth in Exhibit A hereto; and (ii) Terremark and Verizon entered into the amendment to the Merger Agreement set forth in Exhibit B hereto;
     P. The Parties have agreed to settle the Released Claims against the Released Persons and to fully and completely settle and resolve the Actions and all claims that were asserted or that could have been asserted therein on the terms and conditions contained herein, without any admission of liability or wrongdoing;
     Q. Plaintiff’s Co-Counsel has represented that Plaintiffs and counsel for the Plaintiffs in the Florida Actions (Andres Trejo, Norman Abril, Thom Hogan, Michael Jiannaras, Eileen Stackewicz, Norbert Shaefer, and Clifton Adams (collectively, the “Florida Plaintiffs”)) have agreed to the Settlement on the terms and conditions set forth herein;
     R. Defendants and Terremark vigorously deny all allegations of wrongdoing, fault, liability or damage to Plaintiff, the Florida Plaintiffs and the Settlement Class and otherwise deny that they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted properly, in good faith and in a manner consistent with their legal duties and obligations, and are entering into this Settlement solely to avoid the substantial burden, expense, inconvenience and distraction of continued litigation and to resolve the Released Claims against the Released Persons fully and finally; and
     S. Plaintiff and Plaintiff’s Co-Counsel have determined that a settlement on the terms reflected in this Stipulation is fair, reasonable and adequate and in the best interest of the Settlement Class. Plaintiff and Plaintiff’s Co-Counsel have determined that the Settlement will provide the Settlement Class with an improved opportunity to obtain higher consideration for their shares as well as additional information material to their decision with respect to the Tender Offer and the Merger without any admission as to the lack of merit of any of the claims asserted in the Actions.
     NOW, THEREFORE, IT IS STIPULATED, CONSENTED TO AND AGREED, by and between Plaintiff (for itself and on behalf of the Settlement Class), Terremark and the Defendants, through their respective attorneys that, for the good and valuable consideration set forth herein and conferred on Plaintiff and the Settlement Class Members that, subject to the approval of the Court of Chancery and pursuant to Delaware Court of Chancery Rule 23 and the other conditions set forth herein, the Actions shall be finally and fully settled, compromised and dismissed, on the merits and with prejudice, and that the Released Claims shall be finally and fully compromised, settled, discharged, released and dismissed with prejudice as to the Released Persons, in the manner and upon the terms and conditions hereafter set forth.
DEFINITIONS
     1. In addition to the terms defined above, the following capitalized terms, used in this Stipulation, shall have the meanings specified below:
          (a) “Actions” means, collectively, the Florida Actions and the Delaware Action.
          (b) “Defendants’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted, that now or that heretofore existed, but only to the extent that they: (i) were or could have been alleged, asserted, raised, made, set forth, or claimed by any or all of the Releasing Defendant Parties against any or all of the Released Plaintiff Parties in the Actions or any other court, tribunal, forum, or proceeding, and (ii) are based upon, arise out of, relate to, concern or involve, directly or indirectly, the institution, prosecution, settlement or dismissal of the Actions. Defendants’ Claims shall not, however, include any claims to enforce the terms of the Settlement or this Stipulation.
          (c) “Effective Date” means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in Paragraph 19 below.
          (d) “Final,” when referring to the Judgment, means: (i) the expiration of any time for the filing or noticing of any appeal or review of the Judgment, or, if any appeal is filed and not dismissed, the date of final affirmance (in all material respects) on appeal of the Judgment and the expiration of all deadlines for any further appeal or review thereof (whether by motion or petition for reconsideration or reargument, or other mechanism), all proceedings ordered on remand and all proceedings arising out of any subsequent appeal or appeals following a decision on remand; or (ii) in the event that the Court enters a judgment in a form other than the form of the Judgment (“Alternative

Judgment”), and none of the Parties hereto elects to terminate this Settlement, the expiration of any time for the filing or noticing of any appeal or review of the Judgment, or, if any appeal is filed and not dismissed, the date of final affirmance (in all material respects) on appeal of the Alternative Judgment and the expiration of all deadlines for any further appeal or review thereof (whether by motion or petition for reconsideration or reargument, or other mechanism), all proceedings ordered on remand and all proceedings arising out of any subsequent appeal or appeals following a decision on remand. Notwithstanding the foregoing, any proceedings (including any and all disputes, appeals, decisions, rulings, consideration, appeals or other matters) relating solely to any application by Plaintiff’s Co-Counsel for attorneys’ fees and expenses (including those relating to the allocation of such fees among counsel in any of the Actions) shall have no effect on finality for purposes of determining the date on which the Judgment or an Alternative Judgment becomes Final and whether the Judgment or Alternative Judgment is Final does not depend in any way upon the resolution of any such proceedings
          (e) “Judgment” means the Final Order and Judgment, substantially in the form attached hereto as Exhibit E, to be entered by the Court in the Delaware Action upon approval of the Settlement. Among other things, the proposed Judgment shall request an express finding that the Settlement Class has been adequately represented and that the process employed to notify Settlement Class Members of the Settlement comported in all respects with due process and other applicable requirements.
          (f) “Notice” means the Notice of Pendency of Class Action and Proposed Settlement of Shareholder Litigation, substantially in the form attached hereto as Exhibit D, which, subject to approval by the Court, shall be mailed to Settlement Class Members in the manner set forth in the Scheduling Order.
          (g) “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity.
          (h) “Plaintiff’s Co-Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A.
          (i) “Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory (including but not limited to any claims arising under the federal securities laws, including any claims arising under Section 14 of the Securities Exchange Act of 1934, or any claims that could be asserted derivatively on behalf of Terremark), no matter how asserted, that now exist or that heretofore existed, that have been asserted in the Actions or that could have been asserted in the Actions or in any other court, tribunal, forum or proceeding by Plaintiffs or any of the other Class Members which arise out of its/hers/his status as a Terremark stockholder during the Settlement Class Period, and that are based upon, arise out of, relate in any way to, concern, or involve, directly or indirectly, any of the following: (A) the Merger; (B) the Merger Agreement or any amendments thereto; (C) any actions, deliberations or negotiations in connection with the Merger, or any amendment thereto, including the process of deliberation or negotiation by each of Terremark and Verizon and any and all of their respective officers, directors, employees, representatives or advisors; (D) the consideration received by Settlement Class Members in connection with the Tender Offer, or any amendment thereto; (E) the Transactions; (F) the Offer to Purchase, the Schedule 14D-9, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating to or discussing, directly or indirectly, the Transactions; (G) the Tender and Support Agreements, dated January 27, 2011, entered into by each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited with Verizon; (H) any fiduciary obligations of any of the Released Persons (defined below) in connection with the Merger or the Merger Agreement, or any amendment thereto, including the negotiation and consideration of the Merger or any amendment thereto or any disclosures related thereto; and/or (I) any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, referred to, or related to, directly or indirectly, the Actions (including without limitation the Florida Actions) or the subject matter of the Actions. The Released Claims shall not, however, include: (a) any claims to enforce the

Settlement or this Stipulation; or (b) claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.
          (j) “Released Persons” means each of: (i) the Defendants; (ii) Terremark; (iii) any Person in which any Defendant or Terremark has a controlling interest, or which is related to or affiliated with any of the Defendants or Terremark; (iv) the Defendants’ respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Goldman Sachs), and attorneys; and (v) Terremark’s respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Credit Suisse), and attorneys.
          (k) “Releasing Defendant Parties” means Terremark, the Defendants and each of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of Terremark and/or the Defendants any of the Defendants’ Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
          (l) “Releasing Plaintiffs” means: Plaintiff and each Settlement Class Member, on behalf of themselves and each of their respective agents, representatives, heirs, executors, administrators, predecessors, trustees, successors, assigns, transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Settlement Class Member any of the Released Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
          (m) “Released Plaintiff Parties” means Plaintiff, all Settlement Class Members and their respective counsel.
          (n) “Scheduling Order” means the proposed order, substantially in the form attached hereto as Exhibit C, to be entered by the Court, which shall, among other things, set the Settlement Hearing, and direct that notice of the Settlement be provided to the Settlement Class in the manner set forth therein.
          (o) “Settlement” means the settlement contemplated by this Stipulation on the terms and conditions contained herein.
          (p) “Settlement Class” means all Persons who held shares of Terremark common stock, either of record or beneficially, at any time during the Settlement Class Period (including without limitation the Florida Plaintiffs). Excluded from the Settlement Class are Defendants and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants.
          (q) “Settlement Class Member” means a member of the Settlement Class.
          (r) “Settlement Class Period” means the time period between and including October 1, 2010 and the date of the consummation of the Merger.
          (s) “Settlement Hearing” means the hearing to be held by the Court of Chancery to determine whether to finally certify the Settlement Class pursuant to

Delaware Court of Chancery Rule 23(b)(1) and (b)(2), whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class, whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice as against the Released Persons, whether the Judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid.
          (t) “Unknown Claims” means any and all Released Claims and Defendants’ Claims that any Releasing Plaintiff or Releasing Defendant Party, respectively (as well as his, her or its respective counsel) does not know or suspect to exist in his, her, or its favor at the time of the release, including without limitation those which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Releasing Plaintiff and each Releasing Defendant Party, respectively, shall expressly waive, relinquish and release (and by operation of the Final Order and Judgment shall be deemed to have waived, relinquished, and released) any and all provisions, rights and benefits conferred under Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,
or by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Plaintiff, on behalf of itself and each of the Releasing Plaintiffs, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is intention of the Plaintiff, and by operation of law and the Final Order and Judgment each of the Releasing Plaintiffs (including the members of the Settlement Class), to extinguish completely, irrevocably, fully, finally and forever any and all Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Terremark and Defendants, on behalf of their respective Releasing Defendant Parties, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is the intention of Terremark and the Defendants, and by operation of law and the Final Order and Judgment each of the Releasing Defendant Parties, to extinguish completely, irrevocably, fully, finally and forever any and all Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge (and the other Releasing Plaintiffs and the Releasing Defendant Parties shall be deemed to have acknowledged) that the inclusion of “Unknown Claims” in the definition of Released Claims and Defendants’ Claims was separately bargained for and was a key element of the Settlement.
SETTLEMENT CONSIDERATION
     2. In consideration for the full settlement and dismissal with prejudice of the Actions and the releases provided for herein: (a) Terremark agreed to make certain additional disclosures concerning the Tender Offer set forth in Exhibit A hereto, which disclosures were made on February 28, 2011; and (b) Terremark and Verizon agreed to amend the Merger Agreement as set forth in Exhibit B hereto, which amendment was entered into on February 28, 2011. Other than any attorneys’ fees and expenses that may be awarded by the Court, the Defendants and Terremark shall have no other obligations, liabilities or responsibilities in connection with the Settlement except as specifically set forth herein.
RELEASE OF CLAIMS
     3. The obligations incurred pursuant to this Stipulation shall be in full and final settlement and dismissal with prejudice of the Actions and any and all Released Claims as against all Released Persons and any and all Defendants’ Claims against the Released Plaintiff Parties.
     4. Upon the Effective Date, each of the Releasing Plaintiffs shall (and by operation of the Final Order and Judgment shall be deemed to have) completely, fully, finally, and forever release, relinquish, and discharge any and all of the Released Claims against the Released Persons, and shall be forever barred and enjoined from commencing, instituting or prosecuting any and all of the Released Claims against any of the Released Persons.
     5. Upon the Effective Date, each of the Releasing Defendant Parties shall (and by operation of the Final Order and Judgment shall be deemed to have) completely, fully, finally, and forever release, relinquish, and discharge any and all of the Defendants’ Claims against the Released Plaintiff Parties, and shall be forever barred and enjoined from commencing, instituting or prosecuting any and all of the Defendants’ Claims against any of the Released Plaintiff Parties.
CLASS CERTIFICATION
     6. For purposes of settlement only, the Parties agree that the Court shall certify a non opt-out class action, pursuant to Court of Chancery Rules 23(b)(1) and (b)(2), on behalf of all Persons who held Terremark common stock at any time during the time period between and including October 1, 2010, and the date of consummation of the Merger, excluding Defendants and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants. In the event the Settlement does not become effective for any reason, the Defendants reserve the right to oppose certification of any plaintiff class in the Actions or in any future proceedings.
SUBMISSION OF THE SETTLEMENT TO THE COURT
FOR APPROVAL/ISSUANCE OF A SCHEDULING ORDER
     7. As soon as practicable after this Stipulation has been executed, Plaintiff shall submit the Stipulation together with its related documents to the Court, and shall apply to the Court for entry of the Scheduling Order, providing for, among other things: (a) conditional certification of the Settlement Class; (b) the mailing to the Settlement Class Members of the Notice; (c) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the parties that the Judgment be entered, (iii) final certification of the Settlement Class, and (iv) Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and expenses, and any objections to the foregoing; and (d) pending further order of the Court, a stay of the prosecution of the Actions as well as of any claim relating to a Released Claim against a Released Person.
NOTICE
     8. Terremark, or its successor entity, shall be responsible for providing notice of the Settlement to the Settlement Class Members in the manner directed by the Court. In connection with their application for entry of the Scheduling Order, the Parties to the Delaware Action shall jointly request that the Court approve the dissemination of notice to the Settlement Class Members by means of: (a) a press release which, together with the

Stipulation and Notice, shall be made available on the Company’s website until the expiration date of the time for filing a notice of appeal from the Judgment; (b) a Form 8-K filing with the SEC that includes the press release referred to above and the Stipulation; and (c) causing the Notice to be mailed by first-class mail.
     9. Terremark or its successor shall assume administrative responsibility for and will pay all reasonable costs and expenses related to preparing and disseminating the notice required in the Scheduling Order, irrespective of whether the Court approves the Settlement, and in no event shall Plaintiff, the Settlement Class Members, or their counsel be responsible for any such costs or expenses.
DISMISSAL OF ACTIONS WITH PREJUDICE
     10. If the Settlement (including any modification made thereto with the written consent of the parties as provided for herein) is approved by the Court, the Parties shall jointly and promptly request that the Court enter the Judgment. Upon entry of the Judgment, the Florida Plaintiffs will seek dismissal of their respective actions with prejudice on the merits and without costs to any party to the Florida Actions.
PRELIMINARY INJUNCTION
     11. Plaintiff, on behalf of itself and all other Settlement Class Members, covenants not to sue any Released Person for, or relating to, any Released Claim. The Scheduling Order shall provide that, pending the Court’s determination as to final approval of the Settlement, Plaintiff and all members of the Settlement Class (including the Florida Plaintiffs), or any of them, are barred and enjoined from commencing, prosecuting, maintaining, instigating, or in any way participating in the commencement or prosecution of any action asserting any claim related, directly or indirectly, to any of the Released Claims against any of the Released Persons.

     12. If any action is filed or prosecuted in any court asserting claims that are related to the subject matter of the Action prior to final Court approval of the proposed Settlement, the Parties shall cooperate and use best efforts to obtain the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation. If any such motion to dismiss such action is not granted or if any such Parties’ motion to stay such action (such as referenced in Paragraph 13 hereof) is not granted in contemplation of dismissal after approval of the Settlement contemplated hereby, any of the Defendants may at his, her or its sole option withdraw from the Settlement so as to be relieved from any obligations going forward (including any obligation to pay any attorneys’ fee and expenses award to Plaintiff’s counsel that might be made by the Court). The Settlement shall remain binding as to the remaining Parties hereto.
STAY OF PROCEEDINGS
     13. From the date of this Stipulation through and including final approval of the Settlement (including the final dismissals of the each of the Actions with prejudice on the merits), Plaintiff agrees to stay the Delaware Action and to stay and not to initiate or participate in, any and all other proceedings arising out of, based up on concerning any of the Released Claims other than those proceedings necessary to implement and effectuate the Settlement itself. The Parties also agree, from the date of this Stipulation forward, to use their best efforts to prevent, stay or seek dismissal of or oppose entry of any interim or final relief in favor of any Settlement Class Member in the Florida Actions and any other litigation against any of the parties to this Stipulation which challenges the Settlement, any of the Transactions, the Tender Offer, the Merger, the Merger Agreement, including the negotiation and consideration of the Merger or Merger

Agreement or any amendment thereto, any transactions contemplated thereby and/or any disclosures related thereto, or which otherwise involves, directly or indirectly, a Released Claim against a Released Person.
ATTORNEYS’ FEES AND EXPENSES
     14. Plaintiff’s Co-Counsel, on behalf of all Plaintiffs’ counsel, intend to petition the Court for an award of attorneys’ fees as well as costs and disbursements in connection with the Actions. Plaintiff’s Co-Counsel shall have sole discretion to allocate any attorneys’ fees that may be awarded by the Court amongst all Plaintiffs’ counsel, in a manner which Plaintiff’s Co-Counsel, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the litigation. Terremark and Defendants acknowledge that the pendency and prosecution of the Actions and the negotiations between the Parties’ counsel were the cause of Terremark’s agreement to make the additional disclosures reflected in Exhibit A and Verizon’s and Terremark’s decision to make the amendments to the Merger Agreement set forth in Exhibit B. Plaintiff’s Co-Counsel waive any right to seek any award of attorneys’ fees or expenses except as provided in this paragraph. Terremark and all Defendants reserve and retain their rights to oppose, challenge or object to Plaintiff’s Co-Counsel’s application for a fee award and reimbursement of costs and expenses, in whole or in part. Except as provided in this Paragraph, Defendants and the Released Persons shall not bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, any Settlement Class Member, or by any of their attorneys, experts, advisors, agents or representatives. Terremark (or its successor entity), on behalf of and for the benefit of itself and the Defendants, agrees to pay any final award of fees and expenses by the Court as may ultimately be awarded by the Court.

     15. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any consideration and ruling on Plaintiff’s Co-Counsel’s application for an award of reasonable attorneys’ fees and expenses. The Settlement, this Stipulation and the implementation or effectuation thereof, are not conditioned in any way on any award of attorneys’ fees and expenses to Plaintiff’s Co-Counsel. Neither Plaintiff nor any Settlement Class Member shall have any right to terminate or withdraw from the Settlement by reason of any order or other proceeding (including, without limitation, any appeals) relating to any application by Plaintiffs’ Co-Counsel for, or any award by the Court of, attorneys’ fees and/or expenses. No fees or expenses shall be paid to Plaintiff’s Co-Counsel in the absence of approval by the Court of the complete release of all Released Persons contemplated in Paragraph 4 above.
     16. If the Court grants the fee petition, fees and expenses awarded shall be paid to Plaintiff’s Co-Counsel within five (5) days after the Court enters the Judgment, notwithstanding the existence of any timely-filed objections thereto, potential for appeal therefrom, or any collateral attack on the Settlement or any part thereof. In the event that the Court’s approval of the Settlement is reversed, vacated, or reduced on appeal, Plaintiff’s Co-Counsel shall repay the corresponding amount to Terremark, or its successor in interest. Each such Plaintiff’s Co-Counsel’s law firm, as a condition of receiving such fees, costs, and expenses, on behalf of itself and each partner, shareholder, and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Court of Chancery for the purpose of enforcing the provisions of this Paragraph.

     17. Plaintiff’s Co-Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to Plaintiff or any Settlement Class Member, except as approved by the Court. Plaintiff’s Co-Counsel shall allocate the fee and expense award amongst plaintiffs’ counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Actions. Defendants and Terremark shall have no input into, responsibility for, and/or no liability with respect to, the fee and/or expense allocation among Plaintiff’s Co-Counsel and/or any other person who may assert any claim thereto; provided, however, that nothing in this paragraph shall limit or restrict the right and ability of Terremark and Defendants to oppose, challenge or object to Plaintiff’s Co-Counsel’s application for a fee award and reimbursement of costs and expenses, in whole or in part.
BEST EFFORTS
     18. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts, and take all such other such steps as may be necessary and required, to effect the consummation of this Stipulation and the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.
EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
     19. The Settlement shall become effective on the Effective Date, which shall be the date when all the following shall have occurred:
          (a) approval by the Court of the Settlement, following notice to the Settlement Class and the Settlement Hearing; and
          (b) entry by the Court of the Judgment, or entry by the Court of an

Alternative Judgment and none of the Settling Parties elects to terminate the Settlement; and
          (c) the Judgment (or Alternative Judgment) becomes Final.
     20. Notwithstanding the foregoing paragraph, the Effective Date (and the effectiveness of the Settlement) does not depend in any way upon the resolution of any orders, proceedings, rulings, consideration, appeals or other matters concerning, relating to, based upon or arising out of any application by Plaintiff’s Co-Counsel for an award of reasonable attorneys’ fees and expenses in connection with the Settlement (including the allocation of such fees among counsel).
     21. Plaintiff and Defendants shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to all other Parties within ten (10) business days of: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve this Stipulation in any material respect or any amendment thereto submitted by the Parties in any material respect (including with respect to the releases provided for herein); (c) the Court’s declining to enter Judgment in any material respect (including with respect to the releases provided for herein as well as the adequacy of both the representation of the Class and the procedures employed to notify the Settlement Class Members of the Settlement) or an Alternative Judgment; or (d) the date upon which the Judgment or Alternative Judgment is modified or reversed in any material respect.
     22. Plaintiff (either on its own behalf or on behalf of the Settlement Class) and Plaintiff’s Co-Counsel may not withdraw from, cancel or terminate the Stipulation or the Settlement based on the Court’s or any appellate court’s ruling with respect to any application for an award of attorneys’ fees, expenses or costs, including an order of the Court or modification or reversal on appeal of any order of the Court as to the amount of any such fees, costs, or expenses.
     23. Except as otherwise provided herein, in the event that the Settlement or this Stipulation is terminated, cannot or does not become effective for any reason: (a) the Settlement and this Stipulation shall be of no further force and effect; (b) the Settlement and this Stipulation (as well as the negotiation thereof, and any discussions among counsel for the Parties relating or leading thereto) shall not in any way be deemed to prejudice in any respect the positions of the parties in any of the Actions; (c) the fact and terms of the Settlement and this Stipulation (as well as the negotiation of, and discussions among counsel to the Parties relating or leading to, the Settlement and this Stipulation) shall not be used, referred to or cited in any way in the Actions or any other litigation or proceedings other than to enforce them; (d) the Parties shall be restored to their respective status in the Actions immediately prior February 28, 2011, the date of execution of the MOU, and the Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered; and (e) Plaintiff’s Co-Counsel will not be entitled to seek an award of reasonable attorneys’ fees and expenses as it relates to this Settlement.
STIPULATION NOT AN ADMISSION
     24. The Settlement and this Stipulation (as well as all negotiations, statements, communications and proceedings in connection therewith) are not, shall not be argued to be, and will not be deemed to be a presumption, a concession, or an admission by any party of any fault, liability, or wrongdoing as to any fact or claim alleged or asserted in this Actions or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence, or otherwise used by any party or Person in the Actions or any other actions or proceedings, whether civil, criminal, or administrative, except: (a) to enforce or effectuate the liability protection granted hereunder or support a defense or counterclaim based on principles of res judicata, collateral estoppel, release and discharge, good faith settlement, judgment bar or reduction, any theory of claim preclusion or issue preclusion or any similar defense or counterclaim; or (b) to enforce the terms or conditions of this Stipulation.
     25. The entry by the Plaintiff into this Stipulation is not an admission as to the lack of any merit of any claims asserted in the Delaware Action. Plaintiff’s Co-Counsel have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Delaware Action. Plaintiff’s Co-Counsel have analyzed the evidence adduced during their investigation and through discovery, and have researched the applicable law with respect to Plaintiff and the Settlement Class. In negotiating and evaluating the terms of this Stipulation, Plaintiff’s Co-Counsel considered the significant legal and factual defenses to Plaintiff’s claims. Based upon their evaluation, Plaintiff’s Co-Counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Settlement Class Members, and that it confers substantial benefits upon the Settlement Class Members.
     26. Each of Terremark and the Defendants: (i) deny and continue to deny that they have committed, or aided or abetted in the commission of, any unlawful or wrongful act or violation of any duty owed to Plaintiff, the Florida Plaintiffs, the Settlement Class or anyone else in connection with the Released Claims and the subject matter thereof, including the Merger, the Merger Agreement, and the Tender Offer; (ii) maintain that they diligently and scrupulously complied with all of their legal duties and obligations in connection therewith; and (iii) are entering into the Stipulation solely because the proposed settlement will eliminate the distraction, burden and expense of continued litigation.
NO WAIVER
     27. Any failure by any Party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.
     28. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.
AUTHORITY
     29. This Stipulation will be executed by Plaintiff’s Co-Counsel, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms. This Stipulation will also be executed by counsel for Terremark and the Defendants, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS
     30. This Stipulation is and shall be binding upon, and inure to the benefit of, the Parties and their respective agents, executors, administrators, heirs, successors, legal representatives and assigns, including without limitation any corporation or other entity with which any Party hereto may merge or otherwise consolidate.
GOVERNING LAW AND FORUM
     31. This Stipulation and the Settlement contemplated by it shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any dispute arising out of this Stipulation or Settlement shall be filed and litigated exclusively in the Court of Chancery of the State of Delaware. Each Party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum, and (iv) waives any right to demand a jury trial as to any such action. Without affecting the finality of the Settlement, the Court shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder.
REPRESENTATIONS AND WARRANTIES
     32. Plaintiff and Plaintiff’s Co-Counsel represent and warrant that Plaintiff was at all times relevant to the Delaware Action, a Terremark stockholder, and that none of the Released Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Plaintiff and Plaintiff’s Co-Counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Released Claims.

     33. Plaintiff and Plaintiff’s Co-Counsel represent and warrant that counsel for each of the Florida Plaintiffs, on behalf of their clients: (a) has received and reviewed the Stipulation; (b) agreed to its provisions (including without limitation to the stay on all litigation and proceedings pending approval of the Settlement); and (c) have acknowledged that the Settlement and the terms of this Stipulation are binding upon each of them.
     34. Terremark, Defendants and their counsel represent and warrant that none of the Defendants’ Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Terremark, Defendants and their counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Defendants’ Claims.
     35. Each Party represents and warrants that he, she or it, or a responsible officer, partner, fiduciary, counsel or other such similar Person thereof, has read this Stipulation and understands the contents hereof.
     36. Each Party represents and warrants that the Party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the Party deems necessary and advisable.
ENTIRE AGREEMENT
     37. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings, or representations. This Stipulation may be modified, amended, or waived only by a writing signed by representatives of the Parties hereto.

INTERPRETATION
     38. This Stipulation will be deemed to have been mutually prepared by the Parties and will not be construed against any of them by reason of authorship. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.
     39. The terms and provisions of this Stipulation are intended solely for the benefit of the Parties, the Settlement Class Members, and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights or remedies upon any other Person, except any attorneys’ fees and expenses that may be awarded by the Court pursuant to the terms of this Stipulation.
AMENDMENTS
     40. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by all signatories hereto.
COUNTERPARTS
     41. This Stipulation may be executed in any number of actual, telecopied, or electronically mailed counterparts and by each of the different Parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the Parties and delivered to the other Parties. The executed signature page(s) from each actual, telecopied, or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.
RICHARDS, LAYTON, & FINGER, P.A.

/s/ Blake Rohrbacher
Catherine G. Dearlove DE ID #3328
Blake Rohrbacher DE ID #4750 One Rodney Square 920 North King Street Wilmington, DE. 19801 Tel: (302) 651-7700
     — and —
WEIL, GOTSHAL & MANGES LLP
Greg Danilow
Seth Goodchild
Adam Schloss
767 Fifth Avenue
New York, New York 10153
Tel: (212) 310-8000
Fax: (212) 310-8007

Counsel for Defendants Verizon Communications Inc.
and Verizon Holdings Inc.

GRANT & EISENHOFER P.A.
/s/ John C. Kairis
Stuart M. Grant (Del. No. 2526)
Cynthia A. Calder (Del. No. 2978)
John C. Kairis (Del. No. 2752)
Christine M. Mackintosh (Del. No. 5085)
Christian Keeney (Del. No. 5197)
1201 North Market Street, Suite 2100
Wilmington, DE 19801
Tel: (302) 622-7000
Fax: (302) 622-7100
Co-Counsel for Plaintiff
BERNSTEIN LITOWITZ BERGER
     & GROSSMANN LLP
Mark Lebovitch
Amy Miller
Jeremy Friedman
1285 Avenue of the Americas
New York, New York 10019
Tel: (212) 554-1400
Fax: (212) 554-1444
Co-Counsel for Plaintiff

MORRIS, NICHOLS, ARSHT & TUNNEL, LLP
/s/ John DiTomo
Jon Abramczyk (#2432)
John DiTomo (#4850) 1201 North Market Street Wilmington, DE 19899 Tel: (302) 351-9211 Fax: (302) 425-3006
      — and —
KOBRE & KIM LLP
Danielle L. Rose
Andrew C. Lourie
800 Third Avenue
New York, NY 10022
Tel: (212) 488-1200
Fax: (212) 488-1220

Counsel for Terremark Worldwide, Inc,
Guillermo Amore, Frank Botman, Timothy
Elwes, Antonio S. Fernandez, Melissa
Hathaway, Arthur L. Money, Marvin S.
Rosen, Rodolfo A. Ruiz and Joseph R. Wright, Jr.

POTTER ANDERSON & CORROON LLP
/s/ Matthew E. Fischer
Matthew E. Fischer (Bar I.D. No. 3092)
1313 N. Market Street Wilmington, DE 19801 Tel: (302) 984-6153 Fax: (302) 658-1192
      — and —
THE LAW OFFICE OF STEPHEN JAMES BINHAK, P.L.L.C.
Stephen Binhak
2 South Biscayne Blvd., 35th Floor
Miami, FL 33131
Tel: (305) 361-5500
Fax: (305) 428-9553
Counsel for Manuel D. Medina

Exhibit A
Additional Disclosures Concerning the Tender Offer
1)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the sixteenth paragraph set forth under the heading “Background of the Offer and Merger — Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” and replacing it in its entirety with the following paragraph:
     After further discussion about the Company’s outlook and prospects and the potential for an acquisition by the Company to materially enhance revenue growth and Stockholder value, including a review of an analysis delivered by Credit Suisse at the request of management, the Board authorized management to inform Parent that Parent’s price proposal could not be a basis for any substantive sale transaction discussions. However, the Board authorized Mr. Medina to further inform Parent that the Company would be willing to engage in a preliminary dialogue with management at Verizon regarding a potential sale transaction, provided that Parent was willing to (i) respond with a firm offer price in excess of $16.00 — $18.00, (ii) outline an exploratory and due diligence process that was not disruptive to management and execution of the Company’s business generally and (iii) clarify in detail, to the Board’s satisfaction, Parent’s contemplated transaction structure and timing.
2)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by inserting a new twenty-seventh paragraph under the heading “Background of the Offer and Merger — Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement” which reads as follows:
     In late December and early January of 2010, the Company and its representatives received oral communications from parties responding to apparent market rumors that the Company was engaged in discussions concerning a possible sale of the Company or other extraordinary transaction, including an investment bank expressing interest in advising the Company in any such transaction and a telecommunications company inquiring as to the validity of such rumors. Consistent with its policy of not responding to rumors and its obligations under the Confidentiality Agreement the Company had executed with Verizon, the Company’s representatives did not respond to these parties, and no further communications were received from such parties.
3)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the first paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Other Matters” and replacing it in its entirety with the following paragraph:
     The Company engaged Credit Suisse as its exclusive financial advisor in connection with the Transaction. The Company selected Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. For services rendered in connection with the delivery to the Board of Directors of its opinion that, as of January 27, 2011 and subject to the assumptions and qualifications set forth therein, the Offer Price and the Merger Consideration was fair to Stockholders from a financial point of view, the Company paid Credit Suisse an investment banking fee upon delivery of its opinion of $2,000,000 (the “Opinion Fee”). Additionally, the Company will pay Credit Suisse a fee of $15,000,000 (the “Base Fee”) for advisory services in connection with the Merger, which is contingent upon consummation of the Merger; provided, however, that the Company would be obligated to pay Credit Suisse the Base Fee upon consummation of the Offer if more than 80% of the Shares outstanding are validly tendered, accepted for payment and paid for in the Offer. If the per Share consideration in the Merger, the Offer or any similar transaction involving the Company exceeds $19.00, then the Company will pay Credit Suisse an additional fee equal to 0.72% of the incremental portion of such increase in consideration in excess of $19.00, which fee is contingent upon the closing of such transaction (the “Additional Fee” and together with the Base Fee, the “˜Transaction Fee”). The Opinion Fee will be fully creditable against the Transaction Fee. The Company also agreed to reimburse Credit Suisse for its reasonable and customary expenses, including the reasonable fees and expenses of one firm of outside legal counsel, resulting from or arising out of the Company’s engagement of Credit Suisse in respect of the Offer and the Merger, and the Company will indemnify Credit Suisse, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
4)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the third paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Selected Public Company Analysis” replacing it in its entirety with the following paragraph:
     Credit Suisse reviewed, among other things, various trading multiples for the Company and the other selected companies using closing stock prices as of January 25, 2011 and information it obtained from management estimates, public filings, publicly available research analyst estimates (with respect to the other selected companies) and other publicly available information.
     [TABLE TO FOLLOW REMAINS UNCHANGED]
5)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the fourth paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Selected Public Company Analysis” replacing it in its entirety with the following paragraph:
     Based upon Credit Suisse’s review of the Company and the other selected public companies, Credit Suisse then applied a range of multiples of 10.0x to 13.0x to estimated calendar year 2011 (“CY 2011E”) adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), to corresponding financial data for the Company, using financial estimates provided by the Company’s management. The adjustments to EBITDA performed by Credit Suisse in its analysis consist of, among other items, non-recurring charges and share-

based payments of the Company. The growth adjusted EBITDA multiple for calendar year 2010 (“CY 2010”) is derived from the adjusted EBITDA multiple for such year divided by the CY 2010 to calendar year 2012 adjusted EBITDA growth, while the growth adjusted EBITDA multiple for CY 2011E is derived from the adjusted EBITDA multiple for such year divided by the calendar year 2011 to calendar year 2013 adjusted EBITDA growth. The selected multiple range was chosen based on Credit Suisse’s experience and judgment after reviewing the selected companies and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or companies. This analysis indicated the following implied per share equity reference range for the Company, as compared to the Per Share Consideration to be received by the Stockholders in the Transaction:
     [TABLE TO FOLLOW REMAINS UNCHANGED]
6)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the paragraph set forth under the heading “Opinion of the Company’s Financial Advisors — Other Factors” replacing it in its entirety with the following paragraph:
     In rendering its fairness opinion, Credit Suisse also reviewed and considered other factors, including:
•	Publicly available equity research analysts’ price targets for the Company (which consisted of 18 publicly available analyst price targets with six to eighteen month price targets ranging from $9.60 to $18.00).

•	The high and low trading prices of the Shares during the 52-week period ended January 25, 2011.
7)	Item 4, “The Solicitation or Recommendation” will be amended and supplemented by deleting the second paragraph set forth under the heading “Opinion of the Company’s Financial Advisor — Discounted Cash Flow Analysis” and replacing it in its entirety with the following paragraph:
     Credit Suisse calculated a range of estimated terminal values for the Company of $2.394 billion to $3.033 billion by applying a range of trailing LTM terminal EBITDA multiples of 7.5x to 9.5x to 2015E calendar year estimated EBITDA. The estimated free cash flows and terminal values were then discounted to present value using discount rates ranging from 8.00% to 11.00%. The range of terminal EBITDA multiples were selected by Credit Suisse based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business. The range of discount rates were selected by Credit Suisse based on the weighted average cost of capital of the Company and based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business.
8)	In addition, certain conforming amendments will be made to reflect the agreements contemplated in this MOU, including, but not limited, to the following Sections:

     (a) Item 2, “Identity and Background of Filing Person” under the heading “Permissible Extensions of the Offer”
     (b) Item 4, “The Solicitation or Recommendation” under the heading “Recommendation of the Board of Directors”
     (c) Item 8, “Additional Information” under the heading “Litigation”

EXHIBIT B
EXECUTION COPY
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
          This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of February 28, 2011, is by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Holdings Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), and Terremark Worldwide, Inc., a Delaware corporation (the “Company”).
          WHEREAS, Parent, Purchaser and the Company entered into that certain Agreement and Plan of Merger dated as of January 27, 2011 (the “Merger Agreement”);
          WHEREAS, Purchaser commenced the Offer on February 10, 2011;
          WHEREAS, Parent, Purchaser and the Company now intend to amend certain provisions of the Merger Agreement as set forth herein; and
          WHEREAS, the Board of Directors of the Company has approved the execution and delivery of this Amendment on behalf of the Company and recommends the Transactions as amended hereby.
          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, and the Company agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Merger Agreement.
     SECTION 2. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:
     2.1 The first sentence of Section 1.1(c) of the Merger Agreement shall be amended in its entirety to read as follows:
          (c) Expiration and Extensions of the Offer. The Offer shall initially be scheduled to expire at midnight, New York City time, on March 21, 2011 (the “Initial Offer Expiration Date”); provided that, if at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by this Agreement and applicable Law, waived, then Purchaser shall extend the Offer on one or more occasions for consecutive periods of at least five (5) Business Days but no more than ten (10) Business Days, each as determined by Parent, or for such longer period(s) as Parent and the Company may otherwise agree, up until the Walk-Away Date to permit such Offer Condition(s) to be satisfied; provided, however, that, if all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived, Purchaser shall have the right, but not the obligation, to terminate the Offer ten (10) days after the date on which all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (but not earlier than April 27, 2011).
     2.2 The first sentence of Section 5.4(c) of the Merger Agreement shall be amended in its entirety to read as follows.
          If following the Offer Closing or Offer Termination this Agreement has not been validly terminated pursuant to Section 7.1 and the adoption of this Agreement by the Company’s stockholders is required by applicable Law, then the Company shall have the right at any time after the Proxy Statement Clearance Date to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date other than if the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.2(e)), to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days after such receipt), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).
     2.3 The sixth sentence of Section 5.4(c) of the Merger Agreement shall be deleted in its entirety.
     2.4 The defined term “Termination Fee” in Section 8.11(a) of the Merger Agreement shall be amended in its entirety to read as follows.
     “Termination Fee” means $40,000,000.
     SECTION 3. Top-Up Option. The Company, Parent and Purchaser hereby agree that, notwithstanding the provisions of Section 1.4 of the Merger Agreement and all corresponding references in the Merger Agreement to Top-Up Option, Top-Up Notice, Top-Up Closing, Promissory Note and Top-Up Shares, neither Parent nor Purchaser shall exercise the Top-Up Option under any circumstances and the Company shall not under any circumstances issue to Parent or to Purchaser any Top-Up Shares.
     SECTION 4. Effect on Merger Agreement. Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

2

     SECTION 5. Severability. If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     SECTION 6. Captions. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.
     SECTION 7. Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Amendment.
     SECTION 8. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Merger Agreement.
     SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial.
     9.1 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law rules thereof that would result in the application of the Law of any other jurisdiction.
     9.2 All actions and proceedings arising out of or relating to this Amendment shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
     9.3 Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

VERIZON COMMUNICATIONS INC.
By:	/s/ John W. Diercksen
	Name:	John W. Diercksen
	Title:	Executive Vice President -- Strategy, Development and Planning

VERIZON HOLDINGS INC.
By:	/s/ John W. Diercksen
	Name:	John W. Diercksen
	Title:	Executive Vice President -- Strategy, Development and Planning

TERREMARK WORLDWIDE, INC.
By:	/s/ Manuel D. Medina
	Name:	Manuel D. Medina
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

EXHIBIT C
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MINNEAPOLIS FIREFIGHTERS’ RELIEF	)	C.A. No. 6175-VCN
ASSOCIATION, on behalf of itself and all other	)
similarly situated shareholders of Terremark	)
Worldwide, Inc.,	)
)
Plaintiff,	)
)
v.	)
)
GUILLERMO AMORE, FRANK BOTMAN, TIMOTHY ELWES,	)
ANTONIO S. FERNANDEZ, MELISSA HATHAWAY, MANUEL	)
D. MEDINA, ARTHUR L. MONEY, MARVIN S. ROSEN,	)
RODOLFO A. RUIZ, JOSEPH R. WRIGHT, JR., VERIZON	)
COMMUNICATIONS INC., AND VERIZON HOLDINGS INC.,	)
)
Defendants.	)
SCHEDULING ORDER
     Plaintiff has made an application, pursuant to Chancery Court Rule 23, for entry of this Scheduling Order in accordance with a Stipulation and Agreement of Compromise and Settlement dated April 2, 2011 (the “Stipulation”), which (along with the defined terms therein) is incorporated herein by reference and which, together with the Exhibits thereto, sets forth the terms and conditions for the proposed settlement of the above-captioned action (the “Delaware Action”) and for a Final Order and Judgment (among other things, dismissing all claims in the Delaware Action asserted by Plaintiff, on its own behalf and on behalf of the Settlement Class, with prejudice upon the terms and conditions set forth therein, and providing for the full and final resolution, dismissal, discharge and settlement of each and every one of the Released Claims against each and every one of the Released Persons); and the Court having read and considered the Stipulation and the Exhibits thereto; and all Parties having consented to the entry of this Order1;
     IT IS HEREBY ORDERED this day of ___________, 2011, that:
     1. For purposes of the Settlement only, and preliminarily for purposes of this Order, the Delaware Action shall be maintained and proceed as a class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(l) and 23(b)(2) on behalf of the following Settlement Class (the “Settlement Class”):
All Persons who held shares of Terremark common stock, either of record or beneficially, at any time during the Settlement Class Period (including without limitation the Florida Plaintiffs), other than Defendants and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants.
If final approval of the Settlement is not granted by the Court, this preliminary certification of the Delaware Action as a class action shall be automatically vacated.
     2. For purposes of the Settlement only, and preliminarily for purposes of this Order, Plaintiff Minneapolis Firefighters’ Relief Association is appointed as Settlement Class representative, and Plaintiff’s Co-Counsel, Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A., are appointed as Settlement Class counsel, pursuant to Delaware Court of Chancery Rule 23. If final approval of the Settlement is not granted by the Court, the preliminary appointment of Plaintiff as Settlement Class representative, and Plaintiff’s Co-Counsel as Settlement Class counsel, shall be automatically vacated.
     3. A hearing (the “Settlement Hearing”) shall be held on ________________, 2011, at ___ .m. in the Court of Chancery in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901, to: (a) determine whether the proposed Settlement, on the terms and conditions

[1]	The capitalized terms and words employed herein shall have the same meaning as they have in the Stipulation (certain of which are repeated herein for ease of reference only).

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provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class and should be approved by the Court; (b) determine whether the preliminary class certification described in this Order shall be made final; (c) determine whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class; (d) determine whether the Court should enter a Final Order and Judgment as provided in the Stipulation, dismissing with prejudice the claims asserted in the Delaware Action and releasing the Released Claims against the Released Persons; (e) hear the application by Plaintiff’s Co-Counsel for an award of attorneys’ fees and reimbursement of litigation expenses; (f) hear and determine any objections to the Settlement or the application of Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses; and (g) rule on such other matters as the Court may deem appropriate.
     4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the hearing on Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and expenses, without further notice of any kind to the Settlement Class other than by oral announcement at the Settlement Hearing or any adjournment thereof.
     5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Settlement Class.
     6. Notice
          (a) The Court approves, in form and content, the Notice of Pendency of Class Action and Proposed Settlement of Shareholder Litigation (the “Notice”), substantially in the form attached hereto as Exhibit 1, which shall be mailed to Settlement Class Members in the manner set forth herein.

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          (b) Within ten business days of the date of entry of this Scheduling Order, Terremark or its successor(s)-in-interest shall cause a copy of the Notice to be mailed by first-class mail to all record holders that are members of the Settlement Class at their last-known address appearing in the stock records maintained by or on behalf of the Company. All record holders who are not also the beneficial owners of the shares of the Company’s common stock are directed to forward the Notice to the beneficial owners of those shares. The Company shall use reasonable efforts to give notice to beneficial owners of the Company’s stock by making additional copies of the Notice available to any record holder requesting the same for the purpose of distribution to beneficial owners and by mailing additional copies of the Notice to such Persons as reasonably requested by record holders who provide names and addresses for such beneficial holders.
          (c) Within ten business days of the date of entry of this Scheduling Order, Terremark or its successor(s)-in-interest shall also: (i) issue a press release which, together with the Stipulation and Notice, shall be made available on the Company’s website through the Effective Date of the Settlement; (ii) file a Form 8-K with the United States Securities and Exchange Commission (“SEC”) that includes the press release referred to above, the Stipulation and the Notice; and (iii) post a copy of the Notice on its website, along with a copy of the Stipulation, which documents shall remain posted on its website through the Effective Date of the Settlement.
          (d) Within ten business days of the entry of this Scheduling Order, Plaintiff’s Co-Counsel shall post a copy of the Notice on their respective websites.

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     7. Terremark or its successor-in-interest shall, at least seven days prior to the date of the Settlement Hearing, file with the Court proof (by affidavit or declaration) of compliance with the notice procedures set forth herein.
     8. The form and method of notice specified in this Order: (a) is the best notice reasonably practicable under the circumstances; (b) constitutes notice that is reasonably calculated, under the circumstances, to apprise the Settlement Class Members (including each of the Florida Plaintiffs) of the pendency of the Delaware Action, of the effect of the proposed Settlement (including the nature and scope of the releases contained therein) and of their rights to object to the proposed Settlement and appear at the Settlement Hearing; (c) constitutes due, adequate and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (d) satisfies the requirements of the United States Constitution (including the Due Process Clause), Delaware Court of Chancery Rule 23 and all other applicable law and rules.
     9. Any member of the Settlement Class who objects to the Settlement and/or the Final Order and Judgment to be entered by the Court, and/or Plaintiff’s Co-Counsel’s fees and expenses application, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no member of the Settlement Class may be heard and no papers or briefs submitted by or on behalf of any member of the Settlement Class shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ten business days prior to the Settlement Hearing, copies of: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such Person’s specific objections to any matter before the Court; (c) proof of membership in the Settlement Class, including a listing of all transactions

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in Terremark common stock during the Settlement Class Period; (d) the grounds for such objections and any reasons for such Person’s desiring to appear and be heard; and (e) all documents and writings such Person desires the Court to consider, are served by hand or overnight mail upon each of the following counsel:
Mark Lebovitch
BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP
1285 Avenue of the Americas
New York, NY 10019

Stuart M. Grant
GRANT & EISENHOFER P.A.
1201 N. Market St.
Wilmington, DE 19801

Plaintiff’s Co-Counsel
Catherine G. Dearlove
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801

Greg Danilow
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Counsel for Defendants Verizon Communications Inc.
and Verizon Holdings Inc.

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Jon Abramczyk
MORRIS, NICHOLS, ARSHT & TUNNEL, LLP
1201 North Market Street
Wilmington, DE 19899
Danielle L. Rose
KOBRE & KIM LLP
800 Third Avenue
New York, NY 10022
Counsel for Terremark Worldwide, Inc,
Guillermo Amore, Frank Botman, Timothy
Elwes, Antonio S. Fernandez, Melissa
Hathaway, Arthur L. Money, Marvin S.
Rosen, Rodolfo A. Ruiz and Joseph R. Wright, Jr.
Matthew E. Fischer
POTTER ANDERSON & CORROON LLP
1313 N. Market Street
Wilmington, DE 19801

Stephen Binhak
THE LAW OFFICE OF STEPHEN JAMES BINHAK, P.L.L.C.
2 South Biscayne Blvd., 35th Floor
Miami, FL 33131
Counsel for Manuel D. Medina
Such papers must also be filed by that day with the Register in Chancery, Court of Chancery, 38 The Green, Dover, DE 19901. Any objection or challenge that Terremark and/or Defendants may make to Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees or litigation costs and expenses (which right to object and challenge has been preserved in the Stipulation) must be served and filed by that same day.
     10. Unless the Court otherwise directs, no member of the Settlement Class shall be entitled to object to the approval of the Settlement, to the final order and judgment to be entered herein, or to Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and expenses, nor will he, she or it otherwise be entitled to be heard with respect to any aspect of the

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Settlement, except by serving and filing a written objection as described above. Any member of the Settlement Class who does not make his, her or its objection in the manner described above shall be deemed to have waived his, her or its right to object to the Settlement, the entry of the final order and judgment and/or the request by Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses and shall forever be barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the proposed Settlement, the entry of the final order and judgment the requested award of attorneys’ fees and expenses, or from otherwise being heard with respect to the Settlement in this Action or in any other proceeding.
     11. Plaintiff’s Co-Counsel shall file and serve papers in support of final approval of the proposed Settlement and their fees and expenses application no later than twenty (20) business days prior to the Settlement Hearing, with any objections to the fees and expenses application filed and served no later than ten (10) business days prior to the Settlement Hearing; if reply papers are necessary, they are to be filed and served no later than three (3) business days prior to the Settlement Hearing.
     12. If the Court approves the Settlement provided for in the Stipulation following the Settlement Hearing, an Final Order and Judgment shall be entered substantially in the form attached to the Stipulation as Exhibit E.
     13. Except as otherwise provided herein, in the event that the Settlement or the Stipulation is terminated, cannot or does not become effective for any reason: (a) the Settlement and Stipulation shall be of no further force and effect; (b) the Settlement and Stipulation (as well as the negotiation thereof, and any discussions among counsel for the Parties relating or leading thereto) shall not in any way be deemed to prejudice in any respect the positions of the parties in any of the Actions; (c) the fact and terms of the Settlement and Stipulation shall not be used,

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referred to or cited in any way in the Actions or any other litigation or proceedings other than to enforce them; (d) the Parties shall be restored to their respective status in the Actions immediately prior to February 28, 2011, and except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation, MOU and any related orders had not been entered; and (e) Plaintiff’s Co-Counsel will not be entitled to seek an award of attorneys’ fees and expenses in connection in this Action arising from the Settlement.
     14. Pending final determination by the Court of whether the Settlement should be approved: (a) all proceedings in this Delaware Action (other than those necessary to effectuate the Settlement) are stayed; and (b) Plaintiff and all members of the Settlement Class (including each and all of the Florida Plaintiffs), or any of them, are barred and enjoined from commencing, prosecuting, maintaining, instigating, seeking relief in (including without limitation by application or motion for a preliminary injunction or equitable relief) or in any other way participating in any action, forum or other proceeding (including without limitation this Delaware Action and each of the Florida Actions) asserting any claim concerning, based upon, arising out of, or related (directly or indirectly) to any Released Claim against any of the Released Persons.
     15. This Order, the proposed Settlement, the Stipulation and any and all of their terms (and all negotiations, discussions and proceedings in connection therewith): (a) shall not be offered or received in evidence or used for any other purpose in this or any other proceeding in any court, administrative agency, arbitration forum, or other tribunal other than as may be necessary to enforce the terms of this Order and/or the proposed Settlement; (b) shall not be described as, construed as, interpreted as or offered or received against Terremark or any of the Defendants as evidence of and/or deemed to be evidence of any presumption, concession, or

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admission by them as to any liability, breach of duty, fault, wrongdoing on their part or the validity of any claim by Plaintiff (or any Settlement Class Member) or the merits of any of their defenses; and (c) shall not be described as, construed as, interpreted as, or offered or received against Plaintiff or any Settlement Class Member as evidence of any infirmity in the claims of said Plaintiff and the Settlement Class.
     16. The Court reserves the right to approve the Stipulation and the Settlement with modifications and without further notice to members of the Settlement Class, and retains jurisdiction over the Delaware Action to consider all further applications arising out of or connected with the proposed Settlement.

Vice Chancellor John W. Noble

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EXHIBIT D
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MINNEAPOLIS FIREFIGHTERS’ RELIEF
ASSOCIATION, on behalf of itself and all other
similarly situated shareholders of Terremark
Worldwide, Inc.,

Plaintiff,

            v.

GUILLERMO AMORE, FRANK BOTMAN, TIMOTHY ELWES,
ANTONIO S. FERNANDEZ, MELISSA HATHAWAY, MANUEL
D. MEDINA, ARTHUR L. MONEY, MARVIN S. ROSEN,
RODOLFO A. RUIZ, JOSEPH R. WRIGHT, JR., VERIZON
COMMUNICATIONS INC., AND VERIZON HOLDINGS INC.,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 6175-VCN
NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF SHAREHOLDER LITIGATION
TO: ALL PERSONS AND ENTITIES WHO HELD SHARES OF TERREMARK WORLDWIDE INC. (“TERREMARK” OR THE “COMPANY”) COMMON STOCK, EITHER OF RECORD OR BENEFICIALLY, AT ANY POINT BETWEEN AND INCLUDING OCTOBER 1, 2010 AND THE DATE OF THE CONSUMMATION OF THE MERGER (AS DEFINED HEREIN).
PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT DESCRIBED BELOW, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN) AGAINST THE RELEASED PERSONS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF TERREMARK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.[1]
I.	PURPOSE OF NOTICE
     The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “Delaware Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). This Notice also informs you of the Court’s preliminary certification of a Settlement Class (as defined below) for purposes of the Settlement, and notifies you of your right to participate in a hearing to be held on [     ], 2011 at _________ ____ .m., before the Court in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901 (the “Settlement Hearing”), to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the Settlement Class, to determine whether Minneapolis Firefighters’ Relief Association (“Plaintiff”) and Plaintiff’s Co-Counsel have adequately represented the interests of the Settlement Class in the Delaware Action, and to consider other matters, including a request by Plaintiff’s Co-Counsel for an award of reasonable attorneys’ fees and reimbursement of expenses incurred in connection with the prosecution of the Actions (as defined below).
     The Court has determined for purposes of this Settlement only that the Delaware Action shall be preliminarily maintained as a non-opt-out class action under Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), by Plaintiff as Settlement Class representative, on behalf of a settlement class consisting of:

[1]	The capitalized terms and words employed herein shall have the same meaning as they have in the Stipulation and Agreement of Compromise and Settlement, dated April 2, 2011 (the “Stipulation”) (certain of which are repeated herein for ease of reference only). A copy of the Stipulation is available on the Terremark web site, www.____.com.

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All Persons who held shares of Terremark common stock, either of record or beneficially, at any time during the time period between and including October 1, 2010 and the date of the consummation of the Merger (the “Settlement Class Period”) (including without limitation the Florida Plaintiffs (as defined below)), other than Defendants (as defined below) and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants (as defined below) (the “Settlement Class”).
     At the Settlement Hearing, among other things, the Court will consider whether the Settlement Class should be finally certified under Chancery Court Rule 23 and whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class.
     This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.
     If the Court approves the Settlement, the parties to the Delaware Action will ask the Court at the Settlement Hearing, among other things, to enter an Order dismissing all claims asserted in the Delaware Action with prejudice on the merits.
     If you are a Settlement Class Member, you will be bound by any judgment entered in the Delaware Action whether or not you actually receive this Notice. You may not opt out of the Settlement Class.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON ALLEGATIONS OR STATEMENTS OF ONE OR MORE OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II.	BACKGROUND OF THE ACTION
     On January 27, 2011, Terremark and Verizon Communications Inc. and Verizon Holdings Inc. (together, “Verizon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”).

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     On February 10, 2011, pursuant to the Merger Agreement, Verizon filed with the Securities and Exchange Commission (the “SEC”) an Offer to Purchase, offering to purchase for cash all outstanding shares of the common stock of Terremark for $19 per share (as amended from time to time, the “Tender Offer”).
     The Merger Agreement provides, among other things, that, following completion of the Tender Offer and upon the terms and subject to the conditions set forth therein and the General Corporation Law of the State of Delaware, as amended, Verizon Holdings will merge with and into Terremark, with Terremark continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon (the “Merger,” and together with the Tender Offer, the “Transactions”).
     On February 10, 2011, Terremark filed a Solicitation/Recommendation Statement Under Section 14(d)(4) of the Securities Exchange Act of 1934 in connection with the Tender Offer (as amended from time to time, the “Schedule 14D-9”).
     On February 7, 2011, a verified putative class action complaint was filed in the Court of Chancery of the State of Delaware, captioned Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al., C.A. No. 6175-VCN, challenging the Merger and alleging that it was the product of a breach of fiduciary duty by the Company’s Board of Directors.
     Between January 28, 2011 and February 14 2011, five separate putative class action complaints, also challenging the Merger, were filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, captioned: (i) Eileen Stackewicz v. Terremark Worldwide, Inc., et al., No. 11-03106 CA 40; (ii) Norbert Shaefer v. Terremark Worldwide, Inc., et al., No. 11-03274 CA 32 & 11-03279 CA 32; (iii) Michael Jiannaras v. Terremark Worldwide, Inc., et al., No. 11-03471 CA 40; (iv) Andres Trejo v. Terremark Worldwide, Inc., et

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al., No. 11-04668 CA 3; and (v) Clifton Adams v. Guillermo Amore, et al., No. 11-04838 CA 13 (collectively, the “Florida State Actions”).
     On February 2, 2011 and February 17, 2011, respectively, putative class action complaints, also challenging the Merger, were filed in the United States District Court for the Southern District of Florida, captioned: (i) Thom Hogan v. Terremark Worldwide, Inc., et al., No. 1:11-CV-20369-MGC; and (ii) Norman Abril v. Manuel Medina, et al., No. 1:11-CV20555-CMA (collectively, the “Florida Federal Actions,” and together with the Florida State Actions, the “Florida Actions”) (the Florida Actions and the Delaware Action are collectively referred to herein as the “Actions”).
     The Plaintiff in the Delaware Action filed a motion for a preliminary injunction with respect to the Transactions and an accompanying application for expedited discovery.
     On February 15, 2011, Vice Chancellor Noble of the Court of Chancery of the State of Delaware set a hearing in the Delaware Action on the Plaintiff’s Motion for a Preliminary Injunction for March 2, 2011.
     Between February 11, 2011 and February 24, 2011, the Plaintiff in the Delaware Action and Defendants engaged in expedited discovery. Expedited discovery has included the production of over 100,000 pages of documents by Defendants, Plaintiff and certain third parties, and four depositions.
     The parties to the Florida Actions had access to the discovery taken in the Delaware Action.
     On February 26, 2011, Plaintiff in the Delaware Action served a verified amended complaint after the filing of the Schedule 14D-9 and discovery.

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     On February 26, 2011, Plaintiff in the Delaware Action also filed its opening brief in support of its motion for a preliminary injunction with respect to the Transactions which, among other things, included arguments that the Schedule 14D-9 contained false and misleading statements and omitted material information.
     After extensive arm’s-length negotiations, the Parties reached an agreement in principle to settle the Actions. On February 28, 2011, the Parties entered into and executed a Memorandum of Understanding (“MOU”) setting forth the principal terms of the Settlement.
     Pursuant to the MOU, on February 28, 2011, (i) Terremark made the additional disclosures concerning the Tender Offer set forth in Exhibit A hereto; and (ii) Verizon and Terremark entered into the amendment to the Merger Agreement set forth in Exhibit B hereto.
     The Parties engaged in further discussions and negotiations with respect to the final terms of the Settlement and executed the Stipulation on April 2, 2011. Pursuant to the Stipulation, the Parties have, among other things, agreed to settle the Released Claims (including without limitation those asserted in the Florida Actions as well as those arising under both state and federal law) against the Released Parties and to fully and completely settle and resolve the Actions and all claims that were asserted or that could have been asserted therein on the terms and conditions contained therein, without any admission of liability or wrongdoing.
     Plaintiff’s Co-Counsel have represented that Plaintiffs and counsel for the Plaintiffs in the Florida Actions (Andres Trejo, Norman Abril, Thom Hogan, Michael Jiannaras, Eileen Stackewicz, Norbert Shaefer, and Clifton Adams (collectively, the “Florida Plaintiffs”)) have agreed to the Settlement on the terms and conditions set forth in the Stipulation.
     Terremark and Defendants vigorously deny all allegations of wrongdoing, fault, liability or damage to Plaintiff, the Florida Plaintiffs and the Settlement Class and otherwise deny that

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they engaged in any wrongdoing or committed, or aided or abetted, any violation of law or breach of duty and believe that they acted properly, in good faith and in a manner consistent with their legal duties and obligations, and have entered into the Stipulation solely to avoid the substantial burden, expense, inconvenience and distraction of continued litigation and to resolve the Released Claims against the Released Persons fully and finally.
     Plaintiff and Plaintiff’s Co-Counsel have determined that a settlement on the terms reflected in the Stipulation is fair, reasonable and adequate and in the best interest of the Settlement Class. Plaintiff and Plaintiff’s Co-Counsel have determined that the settlement will provide the Settlement Class with an improved opportunity to obtain higher consideration for their shares as well as additional information material to their decision with respect to the Tender Offer and the Merger without any admission as to the lack of merit of any of the claims asserted in the Actions.
     On April 4, 2011, the parties submitted the Stipulation to the Court, which resulted in the Court entering a scheduling order (the “Scheduling Order”), dated [ ], 2011, that, among other things, preliminarily, for purposes of the Settlement only, certified the Settlement Class, directed that notice of the Settlement be provided to the Settlement Class, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.
III. THE BENEFITS OF THE SETTLEMENT
     In consideration for the full settlement and dismissal with prejudice of the Actions and the releases provided for in the Stipulation: (a) Terremark agreed to make certain additional disclosures concerning the Tender Offer set forth in Exhibit A hereto, which disclosures were made on February 28, 2011; and (b) Terremark and Verizon agreed to amend the Merger Agreement as set forth in Exhibit B hereto, which amendment was entered into on February 28, 2011. Other than any attorneys’ fees and expenses that may be awarded by the Court, the

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Defendants shall have no other obligations, liabilities or responsibilities in connection with the Settlement except as specifically set forth in the Stipulation.
IV. RELEASES
     The Stipulation provides, among other things, that if the Settlement is approved, upon the Effective Date, each and every one of the Releasing Plaintiffs (as defined below, which includes the plaintiffs in the Florida Actions) shall completely, fully, finally, and forever release, relinquish, discharge and dismiss with prejudice any and all of the Released Claims (as defined below and which includes claims, among other things, arising under state and federal law, as well as all of the claims asserted in the Florida Actions) against each of the Released Persons (as defined below), and shall be forever barred, prevented and enjoined from commencing, instituting or prosecuting any and all of the Released Claims against each and every one of the Released Persons.
     The Stipulation also provides that that if the Settlement is approved, upon the Effective Date, each and every one of the Releasing Defendant Parties (as defined below) shall completely, fully, finally, and forever release, relinquish, discharge and dismiss with prejudice any and all of the Defendants’ Claims (as defined below) against each of the Released Plaintiff Parties (as defined below) and shall be forever barred, prevented and enjoined from commencing, instituting or prosecuting any and all of the Defendants’ Claims against each and every one of the Released Plaintiff Parties.
     As provided in the Stipulation, “Defendants’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed,

8

accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted, that now or that heretofore existed, but only to the extent that they: (i) were or could have been alleged, asserted, raised, made, set forth, or claimed by any or all of the Releasing Defendant Parties against any or all of the Released Plaintiff Parties in the Actions or any other court, tribunal, forum, or proceeding, and (ii) are based upon, arise out of, relate to, concern or involve, directly or indirectly, the institution, prosecution, settlement or dismissal of the Actions. Defendants’ Claims shall not, however, include any claims to enforce the terms of the Settlement or this Stipulation.
     As provided in the Stipulation, “Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory (including but not limited to any claims arising under the federal securities laws, including any claims arising under Section 14 of the Securities Exchange Act of 1934, or any claims that could be asserted derivatively on behalf of Terremark), no matter

9

how asserted, that now exist or that heretofore existed, that have been asserted in the Actions or that could have been asserted in the Actions or in any other court, tribunal, forum or proceeding by Plaintiffs or any of the other Class Members which arise out of its/her/his status as a Terremark stockholder during the Settlement Class Period, and that are based upon, arise out of, relate in any way to, concern, or involve, directly or indirectly, any of the following: (A) the Merger; (B) the Merger Agreement or any amendments thereto; (C) any actions, deliberations or negotiations in connection with the Merger, or any amendment thereto, including the process of deliberation or negotiation by each of Terremark and Verizon and any and all of their respective officers, directors, employees, representatives or advisors; (D) the consideration received by Settlement Class Members in connection with the Tender Offer, or any amendment thereto; (E) the Transactions; (F) the Offer to Purchase, the Schedule 14D-9, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating to or discussing, directly or indirectly, the Transactions; (G) the Tender and Support Agreements, dated January 27, 2011, entered into by each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited with Verizon; (H) any fiduciary obligations of any of the Released Persons (defined below) in connection with the Merger or the Merger Agreement, or any amendment thereto, including the negotiation and consideration of the Merger or any amendment thereto or any disclosures related thereto; and/or (I) any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, referred to, or related to, directly or indirectly, the Actions (including without limitation the Florida Actions) or the subject matter of the Actions. The Released Claims shall not, however, include: (a) any claims to enforce the Settlement or this Stipulation; or (b) claims solely for statutory appraisal with

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respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.
     As provided in the Stipulation, “Released Persons” means each of: (i) the Defendants; (ii) Terremark; (iii) any Person in which any Defendant or Terremark has a controlling interest, or which is related to or affiliated with any of the Defendants or Terremark; (iv) the Defendants’ respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Goldman), and attorneys; and (v) Terremark’s respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Credit Suisse), and attorneys.
     As provided in the Stipulation, “Releasing Plaintiffs” means Plaintiff and each Settlement Class Member, on behalf of themselves and each of their respective agents, representatives, heirs, executors, administrators, predecessors, trustees, successors, assigns, transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Settlement Class Member any of the Released Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
     As provided in the Stipulation, “Releasing Defendant Parties” means Terremark, the Defendants and each of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on

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behalf of Terremark and/or the Defendants any of the Defendants’ Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
     As provided in the Stipulation, “Released Plaintiff Parties” means Plaintiff, all Settlement Class Members and their respective counsel.
     As provided in the Stipulation, “Unknown Claims” means: any and all Released Claims and Defendants’ Claims that any Releasing Plaintiff or Releasing Defendant Party, respectively (as well as his, her or its respective counsel) does not know or suspect to exist in his, her, or its favor at the time of the release, including without limitation those which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Releasing Plaintiff and each Releasing Defendant Party, respectively, shall expressly waive, relinquish and release (and by operation of the Final Order and Judgment shall be deemed to have waived, relinquished, and released) any and all provisions, rights and benefits conferred under Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,
or by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Plaintiff, on behalf of itself and each of the Releasing Plaintiffs, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is intention of the Plaintiff, and by operation of law and the Final Order and Judgment each of the Releasing Plaintiffs (including the members of the Settlement Class), to extinguish completely, irrevocably,

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fully, finally and forever any and all Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Terremark and Defendants, on behalf of their respective Releasing Defendant Parties, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is the intention of Terremark and the Defendants, and by operation of law and the Final Order and Judgment each of the Releasing Defendant Parties, to extinguish completely, irrevocably, fully, finally and forever any and all Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge (and the other Releasing Plaintiffs and the Releasing Defendant Parties shall be deemed to have acknowledged) that the inclusion of “Unknown Claims” in the definition of Released Claims and Defendants’ Claims was separately bargained for and was a key element of the Settlement.
V. REASONS FOR THE SETTLEMENT
     Plaintiff and Plaintiff’s Co-Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Delaware Action. Plaintiff has reviewed over 100,000 pages of documents and has taken four depositions. Plaintiff’s Co-Counsel have analyzed the evidence adduced during their investigation and pretrial discovery and have researched the applicable law with respect to the claims of Plaintiff and the Settlement Class against Terremark and the Defendants and the potential defenses thereto.
     Based on this investigation and pre-trial discovery, Plaintiff has decided to enter into the Stipulation and settle the Delaware Action, after taking into account, among other things, (1) the substantial benefits to members of the Settlement Class from the litigation of the Delaware Action and the Settlement; (2) the risks of continued litigation in the Delaware Action; and (3)

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the conclusion reached by Plaintiff and Plaintiff’s Co-Counsel that the Settlement upon the terms and provisions set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of the Settlement Class and will result in a material benefit to them.
     Terremark and the Defendants in the Delaware Action have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Delaware Action, and expressly maintain that they complied with their fiduciary and other legal duties, and have entered into the Stipulation solely because the Settlement will eliminate the burden and expense of further litigation.
VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
     Plaintiff’s Co-Counsel, on behalf of all Plaintiffs’ counsel, intend to petition the Court for an award of attorneys’ fees in the amount of $4 million and costs and disbursements up to $100,000 in connection with the Actions. Terremark and the Defendants acknowledge that the pendency and prosecution of the Actions and the negotiations between the Parties’ counsel were the cause of Terremark’s agreement to make the additional disclosures reflected in Exhibit A and Verizon’s and Terremark’s decision to make the amendments to the Merger Agreement set forth in Exhibit B. Plaintiff’s Co-Counsel waive any right to seek any award of attorneys’ fees or expenses except as provided in the Stipulation. Terremark and the Defendants have, however, reserved all of their rights to oppose, challenge or object to the fee award application that Plaintiff’s Co-Counsel intends to file. Except as provided in the Stipulation, Defendants and the Released Persons shall not bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiff, any Settlement Class Member, or by any of their attorneys, experts, advisors, agents or representatives. Terremark (or its successor entity), on behalf of and for the benefit of itself and the Defendants in the Action, has agreed to pay any final award of fees and expenses by the Court.

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     If the Court grants the fee petition, fees and expenses awarded shall be paid to Plaintiff’s Co-Counsel within five (5) days after the Court enters the Judgment, notwithstanding the existence of any timely-filed objections thereto, potential for appeal therefrom, or any collateral attack on the Settlement or any part thereof, subject to the obligations of Plaintiff’s Co-Counsel to refund or repay the corresponding amount to Terremark (or its successor in interest) if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or expense award is reversed, vacated, or reduced on appeal or as otherwise provided in the Stipulation.
     The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any consideration and ruling on Plaintiff’s Co-Counsel’s application for an award of reasonable attorneys’ fees and expenses. The Settlement is not conditioned in any way on any award of attorneys’ fees and expenses to Plaintiff’s Co-Counsel. Neither Plaintiff nor any Settlement Class Member shall have any right to terminate or withdraw from the Settlement by reason of any order or other proceeding relating to any application by Plaintiff’s Co-Counsel for an award of attorneys’ fees and/or expenses. No fees or expenses shall be paid to Plaintiff’s Co-Counsel in the absence of approval by the Court of the complete release of all Released Persons as contemplated in the Stipulation.
VII. CLASS ACTION DETERMINATION
     For purposes of this Settlement, the Court has ordered that the Delaware Action shall be preliminarily maintained as a class action under Chancery Court Rules 23(a), 23(b)(l), and 23(b)(2), on behalf of the Settlement Class as defined above. In the event the Settlement does not become effective for any reason, the Defendants reserve the right to oppose certification of any plaintiff class in the Actions or in any other future proceedings.

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VIII. SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing, which will be held on ___________, 2011 at ______ _.m. (the “Settlement Hearing Date”), in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901 to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class and should be approved by the Court; (b) determine whether the preliminary class certification discussed above shall be made final; (c) determine whether Plaintiff and Plaintiff’s Co-Counsel have adequately represented the Settlement Class; (d) determine whether the Court should enter an Final Order and Judgment as provided in the Stipulation, dismissing with prejudice the claims asserted in the Delaware Action and releasing the Released Claims (including the claims asserted in the Florida Actions) against the Released Persons; (e) hear the application by Plaintiff’s Co-Counsel for an award of attorneys’ fees and reimbursement of litigation expenses; (f) hear and determine any objections to the Settlement or the application of Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses; and (g) rule on such other matters as the Court may deem appropriate.
     The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the hearing on the application for attorneys’ fees and expenses, without further notice of any kind to the Settlement Class Members other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to the Settlement Class.
IX. RIGHT TO APPEAR AND OBJECT
     Any member of the Settlement Class who objects to the Settlement and/or the Final Order and Judgment to be entered by the Court, and/or Plaintiff’s Co-Counsel’s fees and expenses

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application, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no member of the Settlement Class may be heard and no papers or briefs submitted by or on behalf of any member of the Settlement Class shall be received and considered, except by Order of the Court for good cause shown, unless, no later than ___________, 2011, copies of: (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel; (b) a written detailed statement of such person’s specific objections to any matter before the Court; (c) proof of membership in the Settlement Class, including a listing of all transactions in Terremark common stock during the Settlement Class Period; (d) the grounds for such objections and any reasons for such Person’s desiring to appear and be heard; and (e) all documents and writings such Person desires the Court to consider, are served by hand or overnight mail upon each of the following counsel:
Mark Lebovitch
BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP
1285 Avenue of the Americas
New York, NY 10019
Stuart M. Grant
GRANT & EISENHOFER P.A.
1201 N. Market St.
Wilmington, DE 19801
Plaintiff’s Co-Counsel

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Catherine G. Dearlove
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
Greg Danilow
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Counsel for Defendants Verizon Communications Inc. and Verizon Holdings Inc.
Jon Abramczyk
MORRIS, NICHOLS, ARSHT & TUNNEL, LLP
1201 North Market Street
Wilmington, DE 19899
Danielle L. Rose
KOBRE & KIM LLP
800 Third Avenue
New York, NY 10022
Counsel for Terremark Worldwide, Inc,
Guillermo Amore, Frank Botman, Timothy
Elwes, Antonio S. Fernandez, Melissa
Hathaway, Arthur L. Money, Marvin S.
Rosen, Rodolfo A. Ruiz and Joseph R. Wright, Jr.
Matthew E. Fischer
POTTER ANDERSON & CORROON LLP
1313 N. Market Street
Wilmington, DE 19801
Stephen Binhak
THE LAW OFFICE OF STEPHEN JAMES BINHAK, P.L.L.C.
2 South Biscayne Blvd., 35th Floor
Miami, FL 33131
Counsel for Manuel D. Medina
Such papers must also be filed by __________, 2011 with the Register in Chancery, Court of Chancery, 38 The Green, Dover, DE 19901.

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     Any Settlement Class member who does not object to the Settlement or the request by Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses need not take any action with respect to this notice or this Settlement.
     Unless the Court otherwise directs, no member of the Settlement Class will be entitled to object to the approval of the Settlement, to the judgment to be entered in the Delaware Action, or Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and expenses, nor will he, she or it otherwise be entitled to be heard with respect to any aspect of the Settlement, except by serving and filing a written objection as described above.
     Any member of the Settlement Class who does not make his, her or its objection in the manner described above shall be deemed to have waived his, her or its right to object to the Settlement, the entry of the judgment, and/or the request by Plaintiff’s Co-Counsel for an award of attorneys’ fees and expenses, and shall forever be barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the proposed Settlement (including the releases and liability protections for the Released Persons contained therein), the entry of the judgment, and/or the requested award of attorneys’ fees and expenses, or from otherwise being heard with respect to any aspect of the Settlement, in this Action or in any other action or proceeding.
X. INTERIM INJUNCTION
     Pending final determination by the Court of whether the Settlement should be approved: (a) all proceedings in the Delaware Action (other than those necessary to effectuate the Settlement) are stayed; and (b) Plaintiff and all members of the Settlement Class (including each and all of the Florida Plaintiffs), or any of them, are barred and enjoined from commencing, prosecuting, maintaining, instigating, seeking relief in (including without limitation by application or motion for a preliminary injunction or equitable relief) or in any other way participating in any action, forum or other proceeding (including without limitation the Delaware

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Action and each of the Florida Actions), asserting any claim concerning, based upon, arising out of, or related (directly or indirectly) to any Released Claim (including those claims which arise under federal law) against any of the Released Persons.
XI. ORDER AND JUDGMENT OF THE COURT
     If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Settlement Class, the Parties will ask the Court to enter a Final Order and Judgment, which will, among other things:
     a. Determine that the form and manner of notice is the best notice practicable under the circumstances and fully complies with each of the requirements of due process, Delaware Court of Chancery Rule 23 and all other applicable law and rules;
     b. Determine that all members of the Settlement Class are bound by the Final Order and Judgment;
     c. Determine that the Delaware Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and finally certify the Settlement Class;
     d. Determine that the Settlement is fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class;
     e. Approve and effectuate the releases provided for in the Stipulation;
     f. Bar and enjoin the Settlement Class Members from instituting, commencing, or prosecuting any and all Released Claims (including all of the claims asserted in the Florida Actions, whether under state or federal law) against all Released Persons; and
     g. Award Plaintiff’s Co-Counsel fair and reasonable attorneys’ fees and expenses.

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XII. INSTRUCTIONS TO BROKERS AND OTHERS WHO HOLD FOR THE BENEFIT OF OTHERS
     Brokerage firms, banks and/or other persons or entities who hold shares of Terremark common stock for the benefit of others are directed to immediately send this Notice to all such beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies or provision of a list of names and mailing addresses of beneficial owners may be made to:
[INSERT TRANSFER AGENT]
XIII. SCOPE OF THE NOTICE
     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Delaware Action, claims that have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Settlement Class are referred to the Court files in the Delaware Action. You or your attorney may examine the Court files from the Delaware Action during regular business hours of each business day at the office of the Register in Chancery, in the Kent County Courthouse, 38 The Green, Dover, Delaware 19901. Additional information, including a copy of the Stipulation, is available on Terremark’s website: ___________ Questions or comments regarding the Settlement may be directed to Plaintiff’s Co-Counsel:
Mark Lebovitch
BERNSTEIN LITOWITZ BERGER &
GROSSMANN LLP
1285 Avenue of the Americas
New York, NY 10019

Stuart M. Grant
GRANT & EISENHOFER P.A.
1201 N. Market St.
Wilmington, DE 19801

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DO NOT WRITE OR TELEPHONE THE COURT.
Dated: _____________, 2011

BY ORDER OF THE COURT

Register in Chancery

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EXHIBIT E
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MINNEAPOLIS FIREFIGHTERS’ RELIEF	)
ASSOCIATION, on behalf of itself and all other	)
similarly situated shareholders of Terremark	)
Worldwide, Inc.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 6175-VCN
)
GUILLERMO AMORE, FRANK BOTMAN, TIMOTHY ELWES,	)
ANTONIO S. FERNANDEZ, MELISSA HATHAWAY, MANUEL	)
D. MEDINA, ARTHUR L. MONEY, MARVIN S. ROSEN,	)
RODOLFO A. RUIZ, JOSEPH R. WRIGHT, JR., VERIZON	)
COMMUNICATIONS INC., AND VERIZON HOLDINGS INC.,	)
)
)
)
)
Defendants.	)
FINAL ORDER AND JUDGMENT
     A hearing having been held before this Court on ________, 2011, pursuant to this Court’s Scheduling Order dated ________, 2011 (the “Scheduling Order”), upon a Stipulation and Agreement of Compromise and Settlement dated April 2, 2011 (the “Stipulation”), filed in the above-captioned action (the “Delaware Action”); it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective Parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement set forth in the Stipulation (the “Settlement”); the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other Persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class was adequate and sufficient and that all requirements of due process have been complied with; the Settlement Class has been adequately represented; and the entire matter of the proposed Settlement having been heard and considered by the Court1;
     IT IS ORDERED, ADJUDGED AND DECREED THIS ____ DAY OF ___________, 2011 AS FOLLOWS:
     1. This Final Order and Judgment incorporates and makes a part hereof: (a) the Stipulation filed with the Court on April __, 2011; and (b) the Notice filed with the Court on ____, 2011.
     2. The Notice of Pendency and Proposed Settlement of Shareholder Litigation (the “Notice”) been provided to the Settlement Class pursuant to, and in the manner directed by, the Scheduling Order; proof of compliance with the notice procedures directed by the Scheduling Order has been filed with the Court; and full opportunity to be heard has been offered to all Parties and the Settlement Class Members.
     3. The Court finds that the Notice, and the dissemination and distribution thereof: (a) were implemented in accordance with the Court’s ____, 2011 Scheduling Order; (b) constituted the best notice reasonably practicable under the circumstances; (c) constituted notice that is reasonably calculated, under the circumstances, to apprise the Settlement Class Members (including each of the Florida Plaintiffs) of the pendency of the Delaware Action, of the effect of the proposed Settlement (including the nature and scope of the releases contained therein) and of their rights to object to the proposed Settlement and appear at the Settlement Hearing; (d) constituted due, adequate and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (e) satisfied the requirements of the United States

[1]	The capitalized terms and words employed herein shall have the same meaning as they have in the Stipulation (certain of which are repeated herein for ease of reference only).

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Constitution(including the Due Process Clause), Chancery Court Rule 23 and all other applicable law and rules.
     4. For purposes of the Settlement, the Court finds that the Delaware Action is a proper class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) and hereby finally certifies the Settlement Class as consisting of:
All Persons who held shares of Terremark common stock, either of record or beneficially, at any time during the Settlement Class Period (including without limitation the Florida Plaintiffs), other than Defendants and Terremark, the subsidiary companies and affiliates of Terremark and Verizon, and members of the immediate families of the Individual Defendants.
     5. Based on the record in the Delaware Action, the Settlement Class satisfies the provisions of Chancery Court Rules 23(a), 23(b)(1) and 23(b)(2). Specifically, this Court finds that: (a) the Settlement Class is so numerous that joinder of all members thereof is impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims of Plaintiff are typical of the claims of the Settlement Class; (d) in connection with both the prosecution of this Action as well as the Settlement, Plaintiff and Plaintiff’s Co-Counsel have and will fairly and adequately represent the interests of the Settlement Class; (e) the prosecution of separate actions by individual members of the Settlement Class would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for Terremark and Defendants, and, as a practical matter, the disposition of the Delaware Action would influence the disposition of any pending or future identical cases brought by other members of the Settlement Class; and (f) Terremark and Defendants have allegedly acted or refused to act on grounds generally applicable to the Settlement Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Settlement Class as a whole.
     6. For purposes of the Settlement, Plaintiff Minneapolis Firefighters’ Relief Association is finally appointed as Settlement Class Representative, and Plaintiff’s Co-Counsel,

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Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A., are finally appointed as Settlement Class Counsel, pursuant to Delaware Court of Chancery Rule 23. Pursuant to, and in accordance with, Chancery Court Rule 23, this Court hereby finds that the Settlement Class Representative and the Settlement Class Counsel adequately represented the Settlement Class Members in connection with the prosecution of the Delaware Action and in the settlement.
     7. Pursuant to, and in accordance with, Chancery Court Rule 23, this Court hereby finds that the Settlement set forth in the Stipulation is in all respects fair, reasonable, adequate, and in the best interests of Plaintiff and the Settlement Class. The Court further finds that the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of the respective Parties. Accordingly, this Court fully and finally approves the Settlement set forth in the Stipulation in all respects (including the releases contained therein and the dismissal with prejudice of any and all Released Claims against each and every one of the Released Persons) and the Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with the terms and provisions of the Stipulation.
     8. The Delaware Action and all claims against the Defendants (including each and every count contained in the complaint filed in the Delaware Action on February 7, 2011 and in the Amended Complaint served on February 26, 2011) are hereby dismissed with prejudice on the merits as against the Defendants. The Parties shall bear their own costs and expenses, except as otherwise provided in the Stipulation.
     9. The terms of the Stipulation and of this Final Order and Judgment shall forever be binding on each and every one of the Releasing Plaintiffs, the Releasing Defendant Parties and their counsel.

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     10. As provided in the Stipulation:
          (a) “Defendants’ Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted, that now or that heretofore existed, but only to the extent that they: (i) were or could have been alleged, asserted, raised, made, set forth, or claimed by any or all of the Releasing Defendant Parties against any or all of the Released Plaintiff Parties in the Actions or any other court, tribunal, forum, or proceeding, and (ii) are based upon, arise out of, relate to, concern or involve, directly or indirectly, the institution, prosecution, settlement or dismissal of the Actions. Defendants’ Claims shall not, however, include any claims to enforce the terms of the Settlement or this Stipulation.
          (b) “Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected

5

or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory (including but not limited to any claims arising under the federal securities laws, including any claims arising under Section 14 of the Securities Exchange Act of 1934, or any claims that could be asserted derivatively on behalf of Terremark), no matter how asserted, that now exist or that heretofore existed, that have been asserted in the Actions or that could have been asserted in the Actions or in any other court, tribunal, forum or proceeding by Plaintiffs or any of the other Class Members which arise out of his/her/its status as a Terremark stockholder during the Settlement Class Period, and that are based upon, arise out of, relate in any way to, concern, or involve, directly or indirectly, any of the following: (A) the Merger; (B) the Merger Agreement or any amendments thereto; (C) any actions, deliberations or negotiations in connection with the Merger, or any amendment thereto, including the process of deliberation or negotiation by each of Terremark and Verizon and any and all of their respective officers, directors, employees, representatives or advisors; (D) the consideration received by Settlement Class Members in connection with the Tender Offer, or any amendment thereto; (E) the Transactions; (F) the Offer to Purchase, the Schedule 14D-9, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating to or discussing, directly or indirectly, the Transactions; (G) the Tender and Support Agreements, dated January 27, 2011, entered into by each of Cyrte Investments GP I BV, Sun Equity Assets Limited and VMware Bermuda Limited with Verizon; (H) any fiduciary obligations of any of the Released Persons (defined below) in connection with the Merger or the Merger Agreement, or any amendment thereto, including the negotiation and

6

consideration of the Merger or any amendment thereto or any disclosures related thereto; and/or (I) any other matters, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, referred to, or related to, directly or indirectly, the Actions (including without limitation the Florida Actions) or the subject matter of the Actions. The Released Claims shall not, however, include: (a) any claims to enforce the Settlement or this Stipulation; or (b) claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.
          (c) “Released Persons” means each of: (i) the Defendants; (ii) Terremark; (iii) any Person in which any Defendant or Terremark has a controlling interest, or which is related to or affiliated with any of the Defendants or Terremark; (iv) the Defendants’ respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Goldman), and attorneys; and (v) Terremark’s respective past and/or present family members, heirs, executors, administrators, predecessors, successors, assigns, parents, subsidiaries, employees, officers, directors, agents, investment bankers (including Credit Suisse), and attorneys.
          (d) “Releasing Plaintiffs” means Plaintiff and each Settlement Class Member, on behalf of themselves and each of their respective agents, representatives, heirs, executors, administrators, predecessors, trustees, successors, assigns, transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or

7

maintain on behalf of any Settlement Class Member any of the Released Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
          (e) “Releasing Defendant Parties” means Terremark, the Defendants and each of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any other Person who has the right, ability, standing or capacity to assert, prosecute or maintain on behalf of Terremark and/or the Defendants any of the Defendants’ Claims or to obtain the proceeds of any recovery therefrom in whole or in part.
          (f) “Released Plaintiff Parties” means Plaintiff, all Settlement Class Members and their respective counsel.
          (g) “Unknown Claims” means any and all Released Claims and Defendants’ Claims that any Releasing Plaintiff or Releasing Defendant Party, respectively (as well as his, her or its respective counsel) does not know or suspect to exist in his, her, or its favor at the time of the release, including without limitation those which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Defendants’ Claims, the Parties stipulate and agree that upon the Effective Date, each Releasing Plaintiff and each Releasing Defendant Party, respectively, shall expressly waive, relinquish and release (and by operation of the Final Order and Judgment shall be deemed to have waived, relinquished, and released) any and all provisions, rights and benefits conferred under Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR,

8

or by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Plaintiff, on behalf of itself and each of the Releasing Plaintiffs, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is intention of the Plaintiff, and by operation of law and the Final Order and Judgment each of the Releasing Plaintiffs (including the members of the Settlement Class), to extinguish completely, irrevocably, fully, finally and forever any and all Released Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Terremark and Defendants, on behalf of their respective Releasing Defendant Parties, acknowledges, and by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true, but that it is the intention of Terremark and the Defendants, and by operation of law and the Final Order and Judgment each of the Releasing Defendant Parties, to extinguish completely, irrevocably, fully, finally and forever any and all Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge (and the other Releasing Plaintiffs and the Releasing Defendant Parties shall be deemed to have acknowledged) that the inclusion of “Unknown Claims” in the definition of Released Claims and Defendants’ Claims was separately bargained for and was a key element of the Settlement.
     11. The releases as set forth in Paragraphs 4 and 5 of the Stipulation (the “Releases”) are expressly incorporated herein in all respects. Accordingly, this Court orders that, upon the Effective Date:

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          (a) each and every one of the Releasing Plaintiffs (including without limitation the Florida Plaintiffs) by operation of this Final Order and Judgment shall: (i) have and be deemed to have fully, finally and forever released, relinquished, discharged and dismissed with prejudice any and all of the Released Claims against each and every one of the Released Persons; (ii) have and be deemed to have covenanted not to sue any of the Released Persons with respect to any and all of the Released Claims; and (iii) forever be barred and enjoined from filing, commencing, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief), intervening in, participating in (as class member or otherwise), or receiving any recovery, benefits, remedy or other relief from any other lawsuit, arbitration or other proceeding or order in any jurisdiction that is based upon or asserts any and all of the Released Claims against any of the Released Persons. Nothing in this Paragraph is intended to release: (a) any claims to enforce the Settlement or the Stipulation; or (b) claims solely for statutory appraisal with respect to the Merger pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Terremark stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.
          (b) each and every one of the Releasing Defendant Parties by operation of this Final Order and Judgment shall: (a) have and be deemed to have fully, finally and forever released, relinquished, discharged and dismissed with prejudice any and all of the Defendants’ Claims against each and every one of the Released Plaintiff Parties; (b) have and be deemed to have covenanted not to sue any of the Released Plaintiff Parties with respect to any and all of the Defendants’ Claims; and (c) forever be barred and enjoined from filing, commencing, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief), intervening in, participating in (as class member or

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otherwise), or receiving any recovery, benefits, remedy or other relief from any other lawsuit, arbitration or other proceeding or order in any jurisdiction that is based upon or asserts any or all of the Defendants’ Claims against any of the Released Plaintiff Parties. Nothing in this Paragraph is intended to release any claims to enforce the Settlement or the Stipulation.
          (c) each and every one of the Released Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Persons on the merits and with prejudice by virtue of the proceedings herein and this Final Order and Judgment. The Defendants’ Claims are hereby compromised, settled, released, discharged and dismissed as against each and every one of the Released Plaintiff Parties on the merits and with prejudice by virtue of the proceedings herein and this Final Order and Judgment.
     12. Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by this Court for the purpose of protecting and implementing the Stipulation and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment, for hearing and determining Plaintiff’s Co-Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, and other matters related or ancillary to the foregoing.
     13. The effectiveness of the provisions of this Order and Final Judgment and the obligations of the Parties under the Settlement shall not depend on, be conditioned on or subject in any way the resolution of any orders, proceedings, rulings, consideration, appeals or other matters concerning, relating to, based upon or arising out of any application by Plaintiff’s Co-Counsel

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for an award of reasonable attorneys’ fees and expenses in connection with the Settlement (including the allocation of such fees among counsel).
     14. This Final Order and Judgment, the facts and terms of the Settlement and Stipulation (including all of its provisions and exhibits thereto) as well as all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection therewith:
          (a) shall not be described as, construed as, interpreted as, or offered or received against Terremark or any of the Defendants as evidence of and/or deemed to be evidence of any presumption, concession or admission by Terremark or any of the Defendants as to: (i) the truth of any fact alleged in the Complaint; (ii) the validity of any claim that has been or could have been asserted in the Delaware Action, the Florida Actions or in any other litigation; (iii) the deficiency of any defense that has been or could have been asserted in the Delaware Action, the Florida Actions or in any other litigation; and/or (iv) any fault, liability, negligence, fault, or wrongdoing on their part;
          (b) shall not be described as, construed as, interpreted as or offered or received against Plaintiff or any Settlement Class Member (including without limitation the Florida Plaintiffs) as evidence of any infirmity in the claims of Plaintiff or the Settlement Class (including without limitation the Florida Plaintiffs); and
          (c) shall not be interpreted, construed, deemed, involved, offered or received in evidence or otherwise used by any Person against any of the Released Persons, or the Released Plaintiff Parties, in the Delaware Action, the Florida Actions or in any other litigation, action or proceeding, except in connection with any proceeding to enforce the terms of the Settlement or this Final Order and Judgment.

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     15. Nothing in this Final Order and Judgment shall preclude any action to enforce the terms of the Stipulation or this Final Order and Judgment. Notwithstanding Paragraph __ , any of the Released Persons or Released Plaintiff Parties may file, cite and/or refer to the Stipulation and this Final Order and Judgment in any other action, proceeding or forum in order to effectuate the release and other liability protections provided thereby, or to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release and discharge, good faith settlement, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     16. Plaintiff’s Co-Counsel are hereby awarded attorneys’ fees and expenses in the sum of $__________________________, plus expenses in the amount of $ _________________ in connection with the Settlement, which sums the Court finds to be fair and reasonable. Such award shall be paid pursuant to the provisions of the Stipulation.
     17. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Register in Chancery is expressly directed under Chancery Court Rule 54(b).
_______________________________
Vice Chancellor John W. Noble

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